HENRY SCHEIN
                                 NEWS RELEASE
        Henry Schein, Inc. - 135 Duryea Road - Melville, New York 11747

                                     FOR:     Henry Schein, Inc.
                                     CONTACT: Steven Paladino
                                              Executive Vice President and
                                              Chief Financial Officer
                                              steven.paladino@henryschein.com
                                              (631) 843-5500

                                              Susan Vassallo
                                              Director, Corporate Communications
                                              susan.vassallo@henryschein.com
FOR IMMEDIATE RELEASE                         (631) 843-5562


               HENRY SCHEIN REPORTS RECORD FIRST QUARTER RESULTS

                   Net sales increase 24%; diluted EPS up 19%


MELVILLE, N.Y. - May 3, 2005 - Henry Schein, Inc. (Nasdaq NM: HSIC), the largest provider of healthcare products and services to office-based practitioners in the combined North American and European markets, today reported financial results for the quarter ended March 26, 2005.
         Net sales for the first quarter of 2005 were $1.1 billion, an increase of 24.2% from the first quarter of 2004 (See Exhibit A for details of sales growth). This increase includes 23.1% local currency growth (7.5% internally generated and 15.6% from acquisitions) and 1.1% related to foreign currency exchange. Operating margin for the first quarter of 2005 was 5.2%, consistent with the prior-year quarter. First quarter net income was $33.2 million, an increase of 17.0% compared with the first quarter of 2004. Earnings per diluted share of $0.37 represents an increase of 19.4% compared with the prior-year quarter.
         "Our financial results for the first quarter of 2005 were strong, featuring first quarter records for sales, net income, and earnings per share," said Stanley M. Bergman, Chairman, Chief Executive Officer and President of Henry Schein. "Internal growth in local currencies once again exceeded our estimate for market growth and reflected particular strength from our Dental Group."
         For the quarter, Dental sales increased by 21.9%, including 21.4% growth in local currencies (14.2% internally generated and 7.2% from acquisitions) and 0.5% related to foreign currency exchange. Of the 21.4% local currency growth, Dental consumable merchandise sales increased 18.9% (12.6% internal growth, 6.3% acquisition growth) and Dental equipment sales and service revenues were up 32.1% (21.2% internal growth, 10.9% acquisition growth). Sales of the Colgate and Pentron product lines introduced in 2004 accounted for about 5.2% of the local internal Dental consumable merchandise growth.


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         "The first quarter marks the seventh consecutive quarter of double-
digit sales growth in our Dental Group as we continue to gain market share. The investments we have made in training for our field sales force, the Privileges customer loyalty program, and new product introductions were the key drivers of our impressive Dental sales performance," explained Mr. Bergman.
         "Integration of the Ash Temple Limited acquisition with our existing Canadian operations is underway and proceeding according to plan. We have now significantly strengthened our position in Canada, doubling our field sales force, enhancing our Dental equipment business and gaining a strong presence in the Dental laboratory market," he added.
         Medical sales increased 3.6% during the first quarter (all internal), reflecting the impact of shedding a number of lower margin and nominally profitable pharmaceutical and veterinary customers. Despite this impact, the core physician and alternate-care business, which represents more than 80% of Medical sales, grew by 6.7% and continues to exceed the Company's estimate for market growth.
         "Medical Group sales growth during the quarter reflects the implementation of strategic decisions made in support of the Company's operating margin expansion goals," commented Mr. Bergman.
         International sales increased 72.3%, including 67.5% in local currencies (0.9% internally generated and 66.6% from acquisitions) and 4.8% due to foreign currency exchange. Technology and Value-Added Services sales grew 8.1% (all internal), or 7.8% in local currencies during the quarter.
         "International Group internal sales growth in local currencies reflects continued government reimbursement issues in Germany. We also believe that manufacturer incentives, related to the IDS Dental trade show in Cologne, may have delayed dental equipment purchases to the second quarter. Total International Group sales growth was significantly bolstered by the acquisition of the Demedis full-service businesses in Germany and the Benelux countries, and the KRUGG direct-marketing dental business in Italy. The integration of those businesses is continuing in a highly effective manner, and we remain confident in our estimate of $2-$3 million of pre-tax cost savings due to synergies in 2005. Growth in Technology and Value-Added Services revenues was fueled by particularly strong performance in the electronic services business," Mr. Bergman added.

Stock Repurchase Plan
         In June 2004, the Company announced a share repurchase program of up to $100 million worth of common stock, under which 445,500 shares were repurchased during the first quarter at an average price of $36.61 per share. The impact of the repurchase of shares under this program on first quarter diluted EPS was not meaningful. To date under this program, 1,614,310 shares have been repurchased at an average price of $32.56 per share.

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2005 EPS Guidance
         On April 27, 2005, in conjunction with issuing its first quarter 2005 financial results, Chiron Corporation (Nasdaq NM: CHIR) reported a projected capacity to produce 25 to 30 million doses of Fluvirin(R) for the 2005 influenza season. Although Chiron stated that there can be no assurances that they will successfully complete their remediation efforts in time to re-enter the market this season, Henry Schein believes this to be a positive development with respect to its ability to receive Fluvirin in 2005. At this time, there is uncertainty about the number of doses of influenza vaccine that Chiron will produce, how many will be available in the United States, or the amount Henry Schein will receive, if any, for 2005. In addition, although end user pricing for influenza vaccine is expected to increase this year, there remains uncertainty regarding specific pricing at this time, and Henry Schein has not yet announced influenza vaccine pricing to its customers for 2005. Since we do not have reasonable certainty with respect to these matters, we are not providing specific guidance at this time should Chiron re-enter the influenza vaccine market in 2005.
         However, Henry Schein affirms that it expects 2005 diluted EPS in the range of $1.73 to $1.77 if Chiron is unable to re-enter the influenza vaccine market this year. This represents mid-teens percentage diluted EPS growth over 2004, excluding the $0.10 one-time charge related to the Fluvirin contract.
This guidance assumes no significant increase in sales of influenza vaccine products from other manufacturers over 2004 levels. Henry Schein affirms its expectation of low-single-digit diluted EPS growth in the second quarter of 2005 due to expenses associated with relocation to a new corporate headquarters building, seasonality changes and integration costs, among other items, with growth accelerating during the second half of the year. This guidance does not include the impact of expensing of stock options (per Financial Accounting Standards No. 123(R)), which has been delayed until 2006. The Company notes that all 2005 guidance is for current operations including completed acquisitions, and does not include the impact of potential future acquisitions.

First Quarter Conference Call Webcast
         The Company will hold a conference call to discuss first quarter financial results today, beginning at 10 a.m. Eastern Time. Individual investors are invited to listen to the conference call over the Internet through Henry Schein's Web site at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

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About Henry Schein
         Henry Schein, a Fortune 500(R) company, is recognized for its excellent customer service and highly competitive prices. The Company's four business groups - Dental, Medical, International and Technology - serve more than 475,000 customers worldwide, including dental practices and laboratories, physician practices and veterinary clinics, as well as government and other institutions. The Company's sales reached a record $4.1 billion in 2004. The Company operates through a centralized and automated distribution network, which provides customers in more than 125 countries with a comprehensive selection of over 160,000 national and Henry Schein private-brand products.
         Henry Schein also offers a wide range of innovative value-added practice solutions for healthcare professionals, such as ArubA(R), the Company's electronic catalog and ordering system. Our leading practice management software solutions have been installed in more than 50,000 practices -- DENTRIX(R) and Easy Dental(R) for dental practices and AVImark(R) for veterinary clinics.
         Headquartered in Melville, N.Y., Henry Schein employs more than 10,000 people and has operations in 19 countries. For more information, visit the Henry Schein Web site at www.henryschein.com.

         In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance and achievements, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms. A full discussion of the Company's operations and financial condition, including factors that may affect its business and future prospects, is contained in documents the Company has filed with the SEC and will be contained in all subsequent periodic filings made with the SEC. These documents identify in detail important risk factors that could cause the Company's actual performance to differ materially from current expectations.

         Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: competitive factors; changes in the healthcare industry; changes in government regulations that affect the Company; financial risks associated with the Company's international operations; fluctuations in quarterly earnings; transitional challenges associated with acquisitions; regulatory and litigation risks; the dependence on the Company's continued product development, technical support and successful marketing in the technology segment; the Company's dependence upon sales personnel and key customers; the Company's dependence on its senior management; the Company's dependence on third parties for the manufacture and supply of its products; possible increases in the cost of shipping the Company's products or other service trouble with the Company's third-party shippers; risks from rapid technological change; and risks from potential increases in variable interest rates.

         The order in which these factors appear should not be construed to indicate their relative importance or priority. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.
The Company undertakes no duty and has no obligation to update forward-looking statements.

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                               (TABLES TO FOLLOW)

                               HENRY SCHEIN, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (unaudited)



                                                             Three Months Ended
                                                         --------------------------
                                                           March 26,      March 27,
                                                             2005           2004
                                                         -----------    -----------
Net sales ............................................   $ 1,101,410    $   886,631
Cost of sales ........................................       795,223        655,804
                                                         -----------    -----------
       Gross profit ..................................       306,187        230,827
Operating expenses:
    Selling, general and administrative ..............       248,982        184,527
                                                         -----------    -----------
       Operating income ..............................        57,205         46,300
Other income (expense):
    Interest income ..................................         2,028          2,216
    Interest expense .................................        (6,371)        (3,002)
    Other, net .......................................          (341)           151
                                                         -----------    -----------
       Income before taxes, minority interest
        and equity in earnings of affiliates .........        52,521         45,665
Taxes on income ......................................       (19,432)       (17,032)
Minority interest in net income of subsidiaries.......           (51)          (525)
Equity in earnings of affiliates .....................           187            285
                                                         -----------    -----------
Net income ...........................................   $    33,225    $    28,393
                                                         ===========    ===========

Earnings per share:
    Basic ............................................   $      0.38    $      0.32
                                                         ===========    ===========
    Diluted ..........................................   $      0.37    $      0.31
                                                         ===========    ===========

Weighted-average common shares outstanding:
    Basic ............................................        86,679         87,572
                                                         ===========    ===========
    Diluted ..........................................        88,800         90,219
                                                         ===========    ===========

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

                                                HENRY SCHEIN, INC.
                                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands, except share and per share data)


                                                                                         March 26,    December 25,
                                                                                           2005           2004
                                                                                       -----------    -----------
                                                                                       (unaudited)
ASSETS
Current assets:
    Cash and cash equivalents ..................................................       $   114,741    $   186,621
    Accounts receivable, net of reserves of $43,261 and $44,852 ................           550,262        554,666
    Inventories ................................................................           495,574        486,494
    Deferred income taxes ......................................................            30,901         28,795
    Prepaid expenses and other .................................................           137,169        174,167
                                                                                       -----------    -----------
            Total current assets ...............................................         1,328,647      1,430,743
Property and equipment, net ....................................................           175,315        176,103
Goodwill .......................................................................           633,965        627,215
Other intangibles, net .........................................................           133,307        129,285
Investments and other ..........................................................            68,908         70,324
                                                                                       -----------    -----------
            Total assets .......................................................       $ 2,340,142    $ 2,433,670
                                                                                       ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable ...........................................................       $   304,487    $   367,213
    Bank credit lines ..........................................................             6,066          5,969
    Current maturities of long-term debt .......................................             3,786          3,906
    Accrued expenses:
       Payroll and related .....................................................            70,131         89,431
       Taxes ...................................................................            57,764         70,970
       Other ...................................................................           129,832        156,410
                                                                                       -----------    -----------
            Total current liabilities ..........................................           572,066        693,899
Long-term debt .................................................................           517,093        525,682
Deferred income taxes ...........................................................           69,899         66,599
Other liabilities ..............................................................            39,595         28,999

Minority interest ..............................................................            13,037         12,438
Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value, 1,000,000 shares authorized,
       none outstanding ........................................................               --             --
   Common stock, $.01 par value, 120,000,000 shares authorized,
       86,773,322 and 86,650,428 outstanding ...................................               868            867
   Additional paid-in capital ..................................................           454,359        445,573
   Retained earnings ...........................................................           639,016        615,265
   Accumulated other comprehensive income ......................................            34,622         44,785
   Deferred compensation .......................................................              (413)          (437)
                                                                                       -----------    -----------
            Total stockholders' equity .........................................         1,128,452      1,106,053
                                                                                       -----------    -----------
            Total liabilities and stockholders' equity .........................       $ 2,340,142    $ 2,433,670
                                                                                       ===========    ===========


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

                                                 HENRY SCHEIN, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                   (in thousands)
                                                    (unaudited)

                                                                                           Three Months Ended
                                                                                       --------------------------
                                                                                         March 26,      March 27,
                                                                                           2005           2004
                                                                                       -----------    -----------

Cash flows from operating activities:
    Net income .................................................................       $    33,225    $    28,393
    Adjustments to reconcile net income to net cash
     used in operating activities:
           Depreciation and amortization .......................................            13,237          9,642
           Provision for (recovery of) losses on trade
                 and other accounts receivable .................................              (208)           409
           Deferred income taxes ...............................................             3,020            565
           Undistributed earnings of affiliates ................................              (187)          (285)
           Minority interest in net income of subsidiaries .....................                51            525
           Other ...............................................................             1,089            144
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................            14,434         (6,815)
                 Inventories ...................................................             8,610        (23,109)
                 Other current assets ..........................................            32,790         22,395
                 Accounts payable and accrued expenses .........................          (121,356)       (45,305)
                                                                                       -----------    -----------
Net cash used in operating activities...........................................           (15,295)       (13,441)
                                                                                       -----------    -----------
Cash flows from investing activities:
     Purchases of fixed assets .................................................            (8,138)        (5,654)
     Payments for business acquisitions, net of cash acquired ..................           (39,046)        (4,401)
     Payments related to pending business acquisitions .........................               --         (86,031)
     Proceeds from sales of marketable securities ..............................               --          14,472
     Net payments for foreign exchange forward contract settlements.............            (4,478)        (4,045)
     Other......................................................................            (2,302)        (8,607)
                                                                                       -----------    -----------
Net cash used in investing activities ..........................................           (53,964)       (94,266)
                                                                                       -----------    -----------
Cash flows from financing activities:
     Net proceeds from bank borrowings .........................................               183         24,417
     Principal payments on long-term debt ......................................              (696)          (262)
     Proceeds from issuance of stock upon exercise of stock options ............            10,944         12,683
     Payments for repurchases of common stock ..................................           (16,310)       (11,054)
     Other .....................................................................              (401)          (346)
                                                                                       -----------    -----------
Net cash (used in) provided by financing activities ............................            (6,280)        25,438
                                                                                       -----------    -----------
Net change in cash and cash equivalents ........................................           (75,539)       (82,269)
Effect of exchange rate changes on cash and cash equivalents ...................             3,659         (1,996)
Cash and cash equivalents, beginning of period .................................           186,621        157,351
                                                                                       -----------    -----------
Cash and cash equivalents, end of period .......................................       $   114,741    $    73,086
                                                                                       ===========    ===========


NOTE: Certain prior period amounts have been reclassified to conform with the current period presentation.

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

Exhibit A

                                                 Henry Schein, Inc.
                                                 2005 First Quarter
                                             Sales Growth Rate Summary
                                                    (unaudited)


                                               Q1 2005 over Q1 2004
                                               --------------------


                                                        Consolidated      Dental         Medical     International    Technology
                                                        ------------    -----------    ------------  -------------   ------------

Internal                                                     7.5%          14.2%            3.6%          0.9%           7.8%

Acquisitions                                                15.6%           7.2%             --          66.6%            --
                                                        ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                            23.1%          21.4%            3.6%         67.5%           7.8%

Foreign Currency Exchange                                    1.1%           0.5%             --           4.8%           0.3%
                                                        ------------    -----------    ------------  -------------   ------------
     Total Sales Growth                                     24.2%          21.9%            3.6%         72.3%           8.1%
                                                        ============    ===========    ============  =============   ============


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